 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 pursuant to Rule 462(b), of our report dated April 5, 2023, relating to the financial statements of Priveterra Acquisition Corp. (as restated), appearing in the Amendment No. 4 to the Registration Statement on Form S-4, File No. 333-269006.

/s/ WithumSmith+Brown, PC

New York, New York

July 18, 2023